Valeant Pharmaceuticals International, Inc. Lender Presentation – Public March 9, 2015 Exhibit 99.1

Pro Forma Capital Structure

Note:    Reflects face value.
(a)
(b)
(c)
(d)
(e)
(c)
(d) (e)
(b) (e)
Pro forma capitalization
($ in millions)
+ / - + / -
12/31/2014 Net Leverage
Subsequent
Transactions
(a)
Proposed
Transaction
Pro Forma
12/31/2014 Net Leverage Coupon
Cash and Equivalents $323 $25 $186 $534
Revolving Credit Facility ($1.5bn) 165 5 170 L+225
Term Loan A-1 – 3 1,939 250 2,189 L+225
New Term Loan A -- 1,000 1,000 TBD
Term Loan B - Series C – E 4,509 4,509 L+275
New Term Loan B -- 4,550 4,550 TBD
Net Secured Debt $6,291 1.4x $11,884 2.2x
Existing Valeant Senior Notes 8,765 500 9,265 Various
New Senior notes -- 9,600 9,600 TBD
Other 22 22 -
Total Net Debt $15,078 3.5x $30,771 5.6x
Adjusted Pro Forma EBITDA $4,372 $262 $815 $5,449
Recent developments include $1bn Bond / $250mm Term Loan issuance (January 2015), redemption of $500mm Senior Notes (January 2015), and acquisitions closed in Q1 (Marathon and Dendreon).
Valeant’s 12/31/14 EBITDA adjusted for items including in-process research and development impairments and other charges; restructuring, integration, and other costs; acquisition related costs; share-based compensation; loss on extinguishment of debt and other items. Also includes pro forma effect for the historical results of acquisitions and divestitures  consummated by the Company during the year ended December 31, 2014, as if they occurred on
January 1, 2014, including anticipated synergies the Company expects to realize within 12 months of the date of the applicable acquisition.
Gives pro forma effect for recent acquisition of products from Marathon Pharmaceuticals, LLC and the assets of Dendreon Corporation as if they had occurred on January 1, 2014, including the anticipated synergies of approximately $130mm of synergies related to Dendreon that the Company expects to realize within 12 months of the date of the transaction.
Salix 12/31/14 adjusted EBITDA plus $500mm synergies as a result of Valeant’s acquisition of Salix.
Salix adjusted EBITDA includes addbacks of $64.5mm for R&D Milestones. Adjusted EBITDA calculations per Valeant’s credit agreement would not include these addbacks. Excluding these addbacks, pro forma net leverage for the transaction would be 5.7x.

(a) Net Interest expense excludes amortization and write-offs of debt discounts and debt issuance costs.
(b) Includes impairments of finite-lived intangible assets and amortization and write-off of debt discounts and debt issuance costs.
(c) Non-cash and other charges include amortization of inventory step up and alliance product assets and PP&E step up, contingent consideration fair value adjustments, and other one-time items. Also includes a net gain of $323.9mm related to the divestiture of the filler and toxin assets in Q3 of 2014.
(d) Gives pro forma effect for the historical results of acquisitions and divestitures consummated by the Company as if they occurred on January 1, 2014, including anticipated synergies the Company expects to realize within 12 months of the date of the applicable acquisition.
(e) Gives pro forma effect for recent acquisition of products from Marathon Pharmaceuticals, LLC and Dendreon as if they had occurred on January 1, 2014, including the anticipated synergies of approximately $130mm related to Dendreon that the Company expects to realize within 12 months of the date of the transaction.
LTM Pro Forma Adjusted EBITDA (As of December 31,2014)
Valeant Adjusted EBITDA Reconciliation
LTM EBITDA ($ in millions) LTM 12/31/14
Net income $912
Adjustments:
Interest expense, net
(a)
896
Provision (benefit) for income taxes 180
Depreciation and amortization
(b)
1,808
Restructuring, integration and other costs 382
Acquisition-related costs 6
In-process research and development impairment and other charges 41
Share-based compensation expense 78
Loss on extinguishment of debt 130
Non-cash and other charges (gains)
(c)
(76)
Adjusted EBITDA $4,357
+ EBITDA and synergies from prior acquisitions / divestitures
(d)
15
+ EBITDA and synergies from subsequent transactions
(e)
262
Pro Forma Adjusted EBITDA $4,634